TO: Jim
Fax No: +1 617 3749201
Total: 3 pages

From: Ann
Date: Feb. 2, 2009.

CD-ROM Production Agreements

This agreement in October 1, 2008 signed.

Between:

(1) SUBAYE IIP LIMITED ("SIIPL")

(2): 3G DYNASTY INC. ("3GDL")

SIIPL and 3GDL both sides pass through the consultation on basis of equality, in real, expresses respective wish fully in the foundation, according to "People' s Republic of China Law of contract" the stipulation, achieves the following agreement, and scrupulously follows together by both sided.

1. SIIPL provide the information of corporate data for sertion into the CD-R.

2. SIIPL since the entry into force of this agreement within two months following the money to pay Party B:

(1) Film copyrights fee 16,000 * 1,600 * @ RMB0.50 / Per CD-R, a total of RMB Ten Million Eight Hundred Thousand Only (RMB12, 800,000.00)

(2) CD-ROM production costs 16,000 * 1,600 * @ RMB1.80 / Per CD-R, a total of RMB Forty Six Million and Eighty Thousand Only (RMB46, 080,000.00).

3. 3GDL to provide CD-R or video tapes, and shall be consistent with national laws, regulations and relevant regulations, no state prohibits .The publication of any content, and to ensure that does not infringe any other third party's copyright, and the legitimate rights and interests and to provide all the evidence the corresponding prescribed documents. Commissioned as a result of processing the contents of infringing or illegal, and lead to civil, criminal, or subjected to punishment, by Party B for full responsibility for SIIPL suffered losses, therefore, be able to recover 3GDL.

4 3GDL is responsible for (or find a third party) by the party A requirements (in line with the requirements of conventional) CD-ROM before in December 10, 2008 delivery, or refund, and is responsible for compensation due to this matter and lead to a party A's customers of all compensation claims.

This agreement principal edition type two, both sides holds one respectively, signs and seals after both sides becomes effective.

Signed by For and on behalf of SUBAYE IIP LIMITED In the presence of::

For and on behalf of
SUBAYE IIP LIMITED

....
Authorized Signature(s)

Signed by For and on behalf of 3G DYNASTY INC. In the presence of::

For and on behalf of
3G Dynasty Inc.

....
Authorized Signature(s)